Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Form F-4 of Seadrill Limited of our report dated July 15, 2022, except for the effects of the restatements discussed in Note 1 to the consolidated financial statements, as to which the date is February 27, 2023, relating to the financial statements of Aquadrill LLC (Successor), which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Watford, United Kingdom

February 27, 2023